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                                                                  Exhibit 10.12

                           SECOND AMENDED AND RESTATED
                           INVESTORS RIGHTS AGREEMENT

        THIS SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the 5th day of January, 2000, by and among CALDERA SYSTEMS, INC., a Utah corporation (the "Company"), THE CANOPY GROUP, INC., a Utah corporation ("Shareholder"), MTI TECHNOLOGY CORPORATION, a Delaware corporation ("Holder"), and the investors listed on Schedule A attached hereto (sometimes referred to herein individually as an "Investor" and collectively as the "Investors"). The Shareholder, the Holder, and the Investors are sometimes referred to herein individually as an "Owner" and collectively as the "Owners".

        WHEREAS, certain of the parties hereto have entered into an Amended and Restated Investors Rights Agreement dated as of the 30th day of December, 1999 (the "1999 Investors Rights Agreement"); and

        WHEREAS, such parties desire to amend and restate such 1999 Investors Rights Agreement";

        NOW, THEREFORE, the parties hereto hereby agree and acknowledge that the 1999 Investors Rights Agreement is hereby superceded, amended and restated in its entirety, as follows:

                                    SECTION 1

                               Registration Rights

        1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below.

                (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                (c) "holder of Registrable Securities" shall mean each Owner so long as it holds any Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.13 hereof.

                (d) "Other Stockholders" shall mean persons other than holders of Registrable Securities who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.



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                (e) "Qualified Public Offering" means the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act, covering the offer and sale of Common Stock for the account of the Company at a price per share equal to or greater than $8.00 and in which the aggregate public offering price (before deduction of underwriters' discounts and qualifications) equals or exceeds $25 million.


                (f) "Registrable Securities" means (i) any Common Stock issued or issuable upon the conversion of any Preferred Stock held by the Owners, and
(ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public in compliance with Rule 144. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

                (g) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                (h) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, the fees and disbursements of one (1) special counsel for the participating holders of Registrable Securities, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

                (i) "Restricted Securities" means (i) any equity securities of the Company, including, without limitation, any Common Stock or Preferred Stock, now or hereafter held by the Owners, (ii) any Common Stock issued or issuable upon the conversion of any Preferred Stock held by the Owners, and (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person shall be deemed to be a holder of Restricted Securities, and the Restricted Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Restricted Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition



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has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Restricted Securities hereunder.

                (j) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                (k) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                (l) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                (m) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and fees and disbursements of counsel for any holder of Registrable Securities (other than the fees and disbursements of counsel included in Registration Expenses).

                (n) "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, granting a security interest in or other disposal or attempt at disposing all or any portion of a security or of any rights.

        1.2 Requested Registration.

                (a) Request for Registration. If the Company shall receive, from holders of Registrable Securities holding at least twenty-two percent (22%) of the then-outstanding Registrable Securities (the "Initiating Holders") at any time or times not earlier than six (6) months after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the aggregate proceeds of which (after deduction for underwriter's discounts and expenses related to the issuance) equal or exceed $1,000,000 the Company will:

                        (i) promptly give written notice of the proposed registration to all other holders of Registrable Securities; and

                        (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any holder or holders of Registrable Securities joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is deemed received by all such holders.



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        The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                        (A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                        (B) after the Company has initiated two such registrations pursuant to this Section 1.2(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which the holders of Registrable Securities are able to register and sell all of the Registrable Securities requested to be included in such registration and registrations which have been withdrawn by the holders of Registrable Securities as to which the holders of Registrable Securities have not elected to bear the Registration Expenses pursuant to Section 1.6 hereof and would, absent such election, have been required to bear such expenses);

                        (C) during the period starting with the date of filing of, and ending on a date (1) one hundred eighty (180) days after the effective date of, the first Company-initiated registration or (2) in the case of subsequent Company-initiated registrations, one hundred twenty (120) days after the effective date of such registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                        (D) if the Company notifies the holders of Registrable Securities within thirty (30) calendar days of such request of the Company's intent to file a registration statement for a public offering of its shares within the following sixty (60) calendar days; or

                        (E) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 in connection with a request made pursuant to Section 1.7 below.

                (b) Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the holders of Registrable Securities; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such holders of Registrable Securities a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in clause (C) above) for a period of not more than ninety (90) days after receipt of the request of such foregoing holders of Registrable Securities, and, provided further, that the Company shall not defer its obligation in this manner more than once in any consecutive twelve (12) month period. The registration statement filed



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pursuant to the request of the holders of Registrable Securities may include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company, in each case subject to Section 1.15.

                (c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this
Section 1.2 or any request pursuant to Section 1.7 and the Company shall include such information in the written notice referred to in Section 1.2(a) or Section
1.7 (a), as applicable. The right of any holders of Registrable Securities to registration pursuant to Section 1.2 shall be conditioned upon such holders' participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the holders of at least twenty-two percent (22%) of the Registrable Securities and such holder with respect to such participation and inclusion) to the extent provided herein. A holder of Registrable Securities may elect to include in such underwriting all or a part of the Registrable Securities he, she or it holds.

                (d) (d) Procedures. For any underwritten registration pursuant to this Section 1.2, if the Company shall request inclusion of securities being sold for its own account, or if other persons shall request inclusion, the Initiating Holders shall, on behalf of all holders of Registrable Securities, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section
1.2 (including Section 1.14). The Company shall (together with all holders of Registrable Securities and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the holders of a majority of the Registrable Securities included in such registration, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.15 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all holders of Registrable Securities who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such holders of Registrable Securities requesting additional inclusion in accordance with Section 1.15.

        1.3 Special Registration.

                (a) Request for Registration. Notwithstanding anything in this Agreement to the contrary and in addition to the registration rights provided for in Section 1.2, if the Company shall receive from Holder at any time or times not earlier than six (6) months after the effective



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date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request that the Company effect any registration with respect to all or a part of an aggregate of up to 1,500,000 shares held by Holder (the "Holder Shares"), the Company will:

                        (i) promptly given written notice of the proposed registration to all other holders of Registrable Securities; and

                        (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Holder Shares as are specified in such request, together with all or such portion of the Registrable Securities of any holder or holders of Registrable Securities joining in such request as are specified in a written request or requests received by the Company within twenty (20) days after such written notice from the Company is deemed received by all such holders.

        The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.3:

                (A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                (B) After the Company has initiated two such registrations pursuant to this Section 1.3(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which the Holder is able to register and sell all of the Holder Shares requested to be included in such registration);

                (C) During the period starting with the date of filing of, and ending on a date (1) one hundred eighty (180) days after the effective date of, the first Company-initiated registration or (2) in the case of subsequent Company-initiated registrations, one hundred twenty (120) days after the effective date of such registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and provided, further, that in the case of subparagraph (2) of this Section 1.3(a)(ii)(C) that the portion of the Holder Shares requested by Holder to be included in such subsequent Company-initiated registration are included in the Registrable Securities in such registration; or

                (D) If the Company notifies the holders of Registrable Securities within thirty (30) calendar days of such request of the Company's intent to file a registration statement for a public offering of its shares within the following sixty (60) calendar days; provided that the Company agrees to include the Holder Shares in such registration upon Holder's request.

                (b) Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Holder Shares and other Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Holder; provided,



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however, that if (i) in the good faith judgment of the Board of Directors of the
Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such holders of Registrable Securities a certificate signed by the President of the company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in clause (C) above) for a period of not more than ninety (90) days after receipt of the request of the Holder pursuant to this Section 1.3, and, provided further, that the Company shall not defer its obligation in this manner more than once in any consecutive twelve (12) month period. The registration statement filed pursuant to the request of the Holder may include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company, in each case subject to Section 1.15.

                (c) Underwriting. If the Holder intends to distribute the Holder Shares and other Registrable Securities covered by their request by means of an underwriting, it shall so advise the Company as part of its request made pursuant to this Section 1.3 and the Company shall include such information in the written notice referred to in Section 1.3(a). The right of any other holders of Registrable Securities to registration pursuant to Section 1.3 shall be conditioned upon such holders' participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise agreed by the Holder with respect to such participation and inclusion) to the extent provided herein. A holder of Registrable Securities may elect to include in such underwriting all or a part of the Registrable Securities he, she or it holds.

                (d) Procedures. For any underwritten registration pursuant to this Section 1.3, if the Company shall request inclusion of securities being sold for its own account, or if other persons shall request inclusion, the Holder shall, on behalf of all holders of Registrable Securities, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1.3 (including Section 1.14). The Company shall (together with all holders of Registrable Securities and other persons proposing to distribute their securities through such underwriting) enter into underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Holder, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Holder in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.15 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Holder. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.3(d), then the Company shall offer to the Holder,



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to the extent the Holder Shares for which registration has been requested were cut back and then to all other holders of Registrable Securities and Other Stockholders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the holders requesting additional inclusion in accordance with
Section 1.15.

        1.4 Company Registration.

                (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 or 1.7 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

                        (i) promptly give to each holder of Registrable Securities written notice thereof; and

                        (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.4(b) hereof, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any holder of Registrable Securities and received by the Company within ten (10) calendar days after the written notice from the Company described in clause (i) above is deemed received by such holder. Such written request may specify all or a part of a holder's Registrable Securities.

                (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to Section 1.4(a)(i) hereof. In such event, the right of any holder of Registrable Securities to registration pursuant to this
Section 1.4 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

        Notwithstanding any other provision of this Section 1.4, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. If the registration is the first Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Securities) to be included in the registration by the Company's shareholders (including the holders of Registrable Securities), or may exclude, to the extent so advised by the underwriters,



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such underwritten securities entirely from such registration. If such registration is the second or any subsequent Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration; provided, however, that the aggregate value of Registrable Securities to be included in such registration by the holders of Registrable Securities may not be so reduced to less than thirty percent (30%) of the total value of all securities included in such registration. The Company shall so advise all holders of Registrable Securities requesting registration, and the number of shares of securities that are entitled to be included in such registration and underwriting (other than shares to be included by the Company) shall be allocated as set forth in Section 1.15 hereof. If any person does not agree to the terms of any such underwriting, he, she or it shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all holders of Registrable Securities who have retained the right to include Registrable Securities in the registration the right to include additional shares of Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares of Registrable Securities to be allocated among the holders requesting additional inclusion in accordance with the terms of this Agreement.

        1.5 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under Section 1.4 prior to the effectiveness of such registration whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.6 hereof.

        1.6 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.2, 1.3, 1.4 and 1.7 hereof (including the expenses of one (1) special counsel to the participating holders of Registrable Securities and the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder required by the Company in connection with any underwritten registration) shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 1.2, 1.3, or 1.7, the request of which has been subsequently withdrawn by the Initiating Holders unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request.

        1.7 Registration on Form S-3.

                (a) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the



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foregoing provisions of this Section 1.7, the holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such holder or holders), provided, however, that the Company shall not be obligated to effect any such registration if the holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $500,000 or in the circumstances described in clause (A) of Section 1.2(a)(ii), or if, in a given twelve (12) month period the Company has effected two (2) such registrations in such period.

                (b) If a request complying with the requirements of Section 1.7(a) hereof is delivered to the Company, the Company will:

                        (i) promptly give written notice of the proposed registration to all other holders of Registrable Securities; and

                        (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any holder or holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is deemed received by such holder.

        The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.7 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                (c) Subject to the limitations set forth in Section 1.7(a) and
(b) above, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the holders of Registrable Securities; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that the Company may not defer the filing for a period of more than sixty (60) days after receipt of the request of the holders of Registrable Securities, and, provided further, that the



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

Company shall not defer its obligation in this manner more than once in any consecutive twelve (12) month period.

        The registration statement filed pursuant to the request of the holders of Registrable Securities may, subject to the provisions of Sections 1.7(b) and
1.15 hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company, provided the inclusion of securities of the Company does not reduce the number of Registrable Securities to be registered by the holders of Registrable Securities.

                (d) Underwriting. If the registration is for an underwritten offering, the provisions of Sections 1.7(d) and 1.7(e) hereof shall apply to such registration. In such event, the right of any holder of Registrable Securities to registration pursuant to Section 1.7 hereof shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the holders and such holder with respect to such participation and inclusion) to the extent provided herein. A holder of Registrable Securities may elect to include in such underwriting all or a part of the Registrable Securities he, she or it holds.

                (e) Procedures. For any underwritten registration pursuant to this Section 1.7, if the Company shall request inclusion of securities being sold for its own account, or if other persons shall request inclusion, the holders of Registrable Securities shall, on behalf of all holders of Registrable Securities, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.14 hereof). The Company shall (together with all holders of Registrable Securities and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the holders of a majority of the Registrable Securities included in such registration, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.7, if the representative of the underwriters advises the holders of Registrable Securities in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.15 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the holders of Registrable Securities. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.7(e), then the Company shall offer to all holders of Registrable Securities who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such holders of Registrable Securities requesting additional inclusion in accordance with Section 1.15 hereof.

        1.8 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1.8 hereof, the Company will keep each holder of Registrable Securities advised in writing as to the initiation of each registration and as to the completion thereof. In addition, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company, at its expense, shall as expeditiously as possible:

                (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of at least twenty-two percent (22%) of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

                (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days with respect to a registration statement on Form S-1, S-2 or S-3, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

                (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances in which they were made, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

                (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of at least twenty-two percent (22%) of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

                (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                (k) permit any holder of Registrable Securities which holder, in the Company's reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

                (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order; and

                (m) use reasonable efforts to obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of at least twenty-two percent (22%) of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement).

        1.9 Indemnification.

                (a) In the event any Registrable Securities are included in a Registration Statement under Section 1.2, 1.3, 1.4 or 1.7, to the fullest extent permitted by law, the Company will indemnify each holder of Registrable Securities, each of its officers, directors and partners, legal counsel, and each person controlling such holder within the meaning of section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1.9, and each underwriter, if any, and each person who controls within the meaning of section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, or other document (including any related registration statement, notification, or the like) related to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such holder of Registrable Securities, each of its officers, directors, partners, legal counsel, and each person controlling such holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Registrable Securities or underwriter for use therein. It is agreed that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

                (b) Each holder of Registrable Securities will, if Registrable Securities held by him, her or it are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of section 15 of the Securities Act, each other such holder of Registrable Securities, and each of their officers, directors, and partners, and each person controlling such holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse the Company and such holders of Registrable Securities, directors, officers, partners, legal counsel, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Securities for use therein provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld) and provided further that the obligations of such holders hereunder shall be limited to an amount equal to the net proceeds from the offering received by each such holder of Registrable Securities sold as contemplated herein.

                (c) Each party entitled to indemnification under this Section
1.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.9, to the extent such failure is not materially prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

        1.10 Information by Holder. Each holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.10.

        1.11 Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of at least the holders of Registrable Securities holding seventy-five percent (75%) of the then outstanding Registrable Securities enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the holders of Registrable Securities hereunder.

        1.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

                (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                (c) so long as a holder of Registrable Securities owns any Restricted Securities, furnish to such holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder of Registrable Securities to sell any such securities without registration.

        1.13 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a holder of Registrable Securities by the Company under this Section 1.13 may be transferred or assigned by a holder of Registrable Securities without restrictions as to minimum share holdings to: (a) any partner or retired partner of any holder which is a partnership, (b) any family member of any holder or any trust for the benefit of any holder, (c) any member of any holder which is a limited liability company,
(d) any grantor of a holder that is a trust, (e) any stockholder of any holder which is a corporation, or (f) any transferee or assignee acquiring, in the aggregate, not less than twenty-five percent (25%) of the Registrable Securities owned by such holder (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided, however, that in each of the preceding cases (a) through (e), the Company is given written notice at the time of or within fifteen (15) days after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Section 1.13.

        1.14 "Market Stand-Off" Agreement.

                (a) If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a holder of Registrable Securities shall not sell or otherwise transfer or dispose of any Registrable Securities of the Company held by such holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the initial registration statement of the Company filed under the Securities Act; provided, however, that: (i) each of the Company's officers and directors and holders of at least one percent (1%) of the Company's voting securities shall likewise be bound by such one hundred eighty (180) day "Market Stand-Off" agreement; and, (ii) any discretionary waiver by the Company or representative of the underwriters of any person's "Market Stand-Off" agreement shall apply to all holders pro rata based on the number of Registrable Securities owned by the holders and the number of shares owned by the person(s) receiving the discretionary waiver.

                (b) The obligations described in this Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period.

                (c) Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each holder of Registrable Securities shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act.

        1.15 Allocation of Registration Opportunities.

                (a) In connection with each underwritten registration, in any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the holders of Registrable Securities or Other Stockholders cannot be so included as a result of limitations of the aggregate number of Registrable Securities and Other Shares that may be so included, the number of Registrable Securities and Other Shares that may be so included shall be allocated among the holders of Registrable Securities and Other Stockholders so as to first reduce to zero (0) the number of Other Shares to be included in such registration. Thereafter, the number of Registrable Securities that may be so included shall be allocated among the holders of Registrable Securities requesting inclusion of shares pro rata on the basis of the number of Registrable Securities held by such holders; provided, however, that such allocation among Holders shall not operate to reduce the aggregate number of Registrable Securities to be included in such registration; and provided, further that, in the case of a requested registration by Holder under
Section 1.3, the Holder Shares for which registration has been requested shall not be reduced, limited or cut back unless and until all other Registrable Securities for which requests for registration have been made have been reduced or cut back to zero.

                (b) If any holder of Registrable Securities or Other Stockholder does not request inclusion of the maximum number of Registrable Securities and Other Shares allocated to him pursuant to any registration hereunder, the remaining portion of his allocation shall be reallocated among those requesting holders of Registrable Securities and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such holders and Other Stockholders, and this procedure shall be repeated until all of the Registrable Securities and Other Shares which may be included in the registration on behalf of the holders of Registrable Securities and Other Stockholders have been so allocated; provided, however, that in the case of a requested registration by Holder under Section 1.3, the Holder shall have the right to fully satisfy its request to register all of the Holder Shares prior to any pro rata allocation.

                (c) The Company shall not limit, cut back or in any manner reduce the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include any other shares of stock issued to employees, officers, directors or consultants pursuant to option or benefit plans or, with respect to registrations under Sections 1.2 and 1.7 hereof, in order to include in such registration securities registered for the Company's own account.

        1.16 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1 hereof shall terminate upon the expiration of three (3) years after the closing of the initial public offering of Common Stock of the Company. In addition, a Holder's registration rights shall expire if all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period.


                                    SECTION 2

                              Right of First Offer

        2.1 Right of First Offer. The Company hereby grants to each Owner a right of first offer with respect to future sales of New Securities (as defined in this Section 2) by the Company; provided, however, that no person or entity shall be deemed an Owner for purposes of this Section 2 unless the Company's sale of New Securities to such person or entity would be exempt from the registration and qualification requirements of applicable securities laws.

        2.2 New Securities. Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and any series of Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for such capital stock. Notwithstanding the foregoing, the term "New Securities" does not include (a) securities issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock; (b) Common Stock offered to the public generally pursuant to a registration statement under the Securities Act in connection with a public offering; (c) up to an aggregate of 6,700,000 shares of Common Stock issued to employees, officers and directors of, and consultants to, the Company;
(d) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity if such issuance is unanimously approved by the Board of Directors; (e) securities issued pursuant to any borrowings by the Company from financial institutions or pursuant to the conversion of any debt security held by the Shareholder which is currently outstanding, including any type of loan or payment evidenced by any type of debt instrument, with or without equity features including warrants, options or other rights to purchase capital stock and whether or not convertible into capital stock of the Company if such issuance is unanimously approved by the Board of Directors; (f) securities issued in connection with obtaining lease financing, whether issued to a lessor or guarantor, if such issuance is unanimously approved by the Board of Directors; (g) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (h) up to 1,600,000 shares of Common Stock issued to another business or entity as part of a strategic investment in or business relationship with such other business or entity; (i) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (a) through (i) above.

        2.3 Exercise of First Offer Right. In the event the Company proposes to issue New Securities, it shall give each Owner written notice of its intention, describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Owner shall have ten calendar
(10) days from the date it is deemed to have received any such notice to agree to purchase up to its respective Pro Rata Share (as defined below) of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. An Owner's "Pro Rata Share" of New Securities, for purposes of this right of first offer, is the ratio that (a) the total number of shares of Common Stock then owned by such Owner bears to (b) the total number of shares of Common Stock of the Company then outstanding (assuming for clauses (a) and (b) above the conversion of outstanding preferred stock or other outstanding convertible securities and the exercise of options, warrants or other exercisable securities outstanding on the date of this Agreement).

        2.4 Right of Over Allotment. If less than all of the Owners elect to purchase their full Pro Rata Share of the New Securities, then the Company shall promptly notify in writing the Owners who do so elect and shall offer such Owners the right to acquire the unsubscribed portions of the other Owners' Pro Rata Shares. Such electing Owners shall have five (5) days from the date it is deemed to have received such notice to notify the Company of their respective election to purchase all or part of the aggregate unsubscribed portion of such Pro Rata Shares. For purposes of this Section 2.4, each such Owner shall be entitled to purchase an amount of such unsubscribed portion equal to the ratio that (a) the total number of shares of Common Stock then owned by such Owners bears to (b) the total number of shares of Common Stock then owned by all such Owners exercising overallotment subscription rights pursuant to this Section 2.4 (assuming for clauses (a) and (b) above the conversion of outstanding preferred stock or other outstanding convertible securities and the exercise of options, warrants or other exercisable securities outstanding on the date of this Agreement).

        2.5 Completion of Sale. Upon the expiration of the applicable notice periods set forth in Sections 2.3 and 2.4 above, the Company shall have ninety
(90) days to sell the New Securities not elected to be purchased by the Owners, at the price and upon terms that are, when taken as a whole, no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Owners in the manner provided above.

        2.6 Termination of First Offer Rights. The rights set forth in this
Section 2 shall terminate upon the closing of a Qualified Public Offering.

        2.7 Transfer or Assignment of Rights. The rights of first offer granted to an Owner by the Company under this Section 2 may be transferred or assigned by an Owner to any permitted transferee or assignee of Registrable Securities under Section 1.12 above; provided, however, that the Company is given written notice at the time of or within fifteen (15) days after such transfer or assignment, stating the name and address of the transferee or assignee and identify the securities with respect to which such rights are being transferred or assigned, and provided further, that the transferee or assignee of such rights assumes the obligations of such Owner under this Section 2.

                                    SECTION 3

                            Covenants of the Company

        3.1 Basic Financial and Other Information.

                (a) The Company will provide the following reports:

                        (i) to each Owner, as soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and of cash flows and stockholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company;

                        (ii) to each Owner, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and of cash flows and stockholders' equity of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, in reasonable detail and signed by the principal financial or accounting officer of the Company;

                        (iii) to each Owner, as soon as practical after the end of each month and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month and consolidated statements of income and cash flows of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors; and

                        (iv) to each Owner, at least fifteen (15) days prior to the beginning of each fiscal year, a financial plan and budget adopted by the Company's Board of Directors for the fiscal year ("Financial Plan"), prepared on a quarterly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as practicable after being prepared, any other budgets or revised budgets prepared by the Company.

                (b) The Company shall permit each Owner, at such Owner's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times during normal business hours as may be requested by such Owner; provided, however, that the Company shall not be obligated pursuant to this Section 3.1(b) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information. The Company shall not be required to comply under this Section 3.1(b) in respect of any Owner whom the Board of Directors reasonably determines to be a competitor or an officer, director or greater than ten percent (10%) owner of a competitor.

                (c) The provisions of this Section 3.1 shall terminate upon the closing of a Qualified Public Offering.

                                    SECTION 4

                         Restrictions on Transferability

        4.1 Restrictions on Transferability. The Restricted Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Owners will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Owners (the "Transferee") that is not a party to this Agreement to execute and deliver to the Secretary of the Company an agreement (the "Assumption Agreement") or similar obligation, pursuant to which such Transferee shall agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. The terms and provisions of this Section 4.1 shall terminate on the closing of the Company's initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act.

        4.2 Restrictive Legends. Each certificate representing the Restricted Securities shall (unless otherwise permitted by the provisions of Section 4.3 below) be stamped or otherwise imprinted with appropriate restrictive legends. Each Owner consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Common Stock in order to implement the restrictions on transfer established in this Agreement.

        4.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4.3. Prior to any proposed sale, assignment, transfer or pledge (each, a "Transfer") of any such Restricted Securities (other than (a) a transfer not involving a change in beneficial ownership, (b) in transactions involving the distribution without consideration of Restricted Securities by the Owner to any of its direct or indirect members, partners, stockholders, retired members or retired partners, or to the estate of any of its direct or indirect members, partners, retired members or retired partners, (c) in transactions involving the transfer without consideration of Restricted Securities by the Owner during his lifetime by way of gift or on death by will or intestacy, (d) in transactions involving the transfer or distribution of Restricted Securities by a corporation or limited liability company to any subsidiary, parent or affiliated corporation or limited liability company of such corporation or limited liability company or in connection with a merger or sale of all or substantially all of its assets or capital stock, or
(e) in transactions in compliance with Rule 144), unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, the Owner thereof shall give written notice to the Company of such Owner's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied, at such Owner's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed Transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the Transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Owner of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Owner to the Company.

        Not later than fifteen (15) days following the date of any Transfer as to which prior notice is not required pursuant to this Section 4, the transferor of the Restricted Securities shall deliver to the Secretary of the Company written notification of such Transfer setting forth the name of the transferor, name and address of the transferee and the number of Restricted Securities which have been so transferred.

        Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such Transfer is made pursuant to Rule 144, the appropriate restrictive legends, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Owner and the Company, such legends are not required in order to establish compliance with any provision of the Securities Act.

                                    SECTION 5

                            Restrictions on Transfer;
              Owner's Right of Last Refusal and Co-Sale Provisions

        5.1 Restrictions on Transfer. Shareholder agrees that it will not, without the prior written consent of the Company and of the Owners holding two-thirds of the Restricted Securities (a "Two-Thirds Interest"), Transfer all or any portion of the shares of Common Stock of the Company (the "Shares") now owned or hereafter acquired by it, except in connection with, and in compliance with the conditions of, Sections 5.2 and 5.3 in each case made in accordance with the procedures set forth therein.

        5.2 Right of Last Refusal. In the event that the Shareholder receives a bona fide offer to purchase all or any portion of the Shares held by such person (a "Transaction Offer") from a third party (the "Offeror"), such Shareholder (a "Transferring Shareholder") may, subject to the provisions of Section 5.3 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 5.2:

                (a) Such Transferring Shareholder shall cause the Transaction Offer and all of the material terms thereof to be reduced to writing and shall notify each of the Owners and the Company of his or its wish to accept the Transaction Offer and otherwise comply with the provisions of this Section 5.2 and, if applicable, Section 5.3 (such notice, the "Offer Notice"). The Transferring Shareholder's Offer Notice shall constitute an irrevocable offer to sell such Shares to the Owners and, if and to the extent the Owners do not elect to purchase all of such Shares, the Company, on the basis described below at a purchase price equal to the price contained in, and on the same terms and conditions of, the Transaction Offer. The Offer Notice shall be accompanied by a true copy of the Transaction Offer (if it was submitted to the Transferring Shareholder in writing), which shall identify all material information in connection therewith.

                (b) Upon the deemed receipt of an Offer Notice, the Owners may elect to accept the offer to sell with respect to any or all of the Shares subject thereto as set forth herein and shall give written notice of such election to the Transferring Shareholder as provided below. In the case of a purchase by the Owners, each Owner shall have the right to offer to purchase up to that number of Shares covered by the Transaction Offer as shall be equal to the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer by (ii) a fraction, the numerator of which is the total number of shares of Common Stock of the Company owned by such Owner on the date of the Offer Notice, and the denominator of which is the total number of shares of Common Stock of the Company then held by all Owners (calculated on a fully-diluted basis) on the date of the Offer Notice, subject to increase as hereinafter provided. The number of shares that each Owner shall be entitled to purchase under this Section 5.2 as provided in the immediately preceding sentence shall be referred to as its "Pro Rata Portion." In the event an Owner does not wish to purchase its full Pro Rata Portion, then any Owner who so elects shall have the right to offer to purchase, on a pro rata basis with any other Owner who so elects, any Pro Rata Portion not purchased by such Owner.

                        Each Owner shall have the right to accept the Transaction Offer by giving notice of such acceptance, indicating as to how many Shares of such Owner's Pro Rata Portion the Owner elects to accept the Transaction Offer, to the Transferring Shareholder as provided herein within fifteen (15) days after the Offer Notice is deemed received, which notice shall also indicate the maximum number of Shares subject thereto which the Owner and its transferee(s) are willing to purchase in the event fewer than all Owners elect to purchase their full Pro Rata Portions; provided that the Owners as a group may elect to exercise the right of last refusal under Section 5.2 with respect to fewer than all of the Shares which are subject to the Transaction Offer. The Company may elect to purchase any or all of the Shares subject to the Transaction Offer which the Owners do not elect to purchase, on the same basis and terms as are provided herein with respect to the Owners, by giving notice to the Transferring Shareholder (with a copy to the Owners) during the ten (10) day period after receipt by the Company of notice from the Transferring Shareholder indicating the number of such Shares available for purchase by the Company. Following receipt of such notice from the Company (or the lapse of such ten (10) day period), the Transferring Shareholder shall notify the Owners (the "Owners' Final Notice") of the number of Shares subject to the Transaction Offer which the Owners and the Company did not elect to purchase. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Transferring Shareholder, a Two Thirds Interest of the Owners and, if applicable, the Company shall determine the fair market value of such consideration, reasonably and in good faith, and the Owners and the Company may exercise their right to purchase under this Section 5.2 by payment of such fair market value in cash or cash equivalents.

                        The number of Shares to be purchased by each Owner (and if applicable by the Company) shall be determined as follows: (x) first, there shall first be allocated to each Owner electing to purchase a number of Shares equal to the lesser of (A) the number of Shares as to which such Owner or transferee accepted the Transaction Offer or (B) such Owner's Pro Rata Portion
(y) second, the balance, if any, not allocated under clause (x) above, shall be allocated to those Owners who accepted the Transaction Offer as to a number of Shares which exceeded their respective Pro Rata Portions, in each case on a pro rata basis in proportion to the amount of such excess, and (z) third, the balance, if any, not allocated under clause (x) or (y) above shall be allocated to the Company if and to the extent it has elected to purchase.

                        The closing for any purchase of Shares by the Owners or the Company under this Section 5.2 shall take place within thirty (30) days after the expiration of the first fifteen (15) day period following the date of the Company's deemed receipt of the Offer Notice at the place and on the date reasonably specified by a Two Thirds Interest of the Owners (as to purchases by the Owners ) or the Company (as to purchases by the Company).

                (c) In the event that the Owners and the Company do not elect to exercise the rights to purchase under Section 5.2 with respect to all of the Shares proposed to be sold, the Transferring Shareholder may sell all of the Shares not so purchased to the Offeror on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 5.3. If the Transferring Shareholder's sale to an Offeror is not consummated in accordance with the terms of the Transaction Offer within the later of (i) one hundred twenty (120) days after the expiration of the right of last refusal under this Section 5.2 and the Co-Sale Option set forth in Section 5.3 below, if applicable, (ii) ninety (90) days after the later of the closings (if any) of the purchase of the Shares by the Owners and the Company in accordance with Section 5.2(b) above, and (iii) thirty (30) days after the satisfaction of all governmental approval or filing requirements, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Owners and the Company are once again afforded the right of last refusal provided for herein with respect to such Transaction Offer.

        5.3 Co-Sale Option of Owners. In the event that any Transferring Shareholder receives a Transaction Offer from an Offeror, and the right of last refusal under Section 5.2 is exercised by the Owners or the Company as to less than all of the Shares subject to the Transaction Offer, such Transferring Shareholder may Transfer such Shares only pursuant to and in accordance with the following provisions of this Section 5.3:

                (a) Each of the Owners shall have the right to participate in the Transfer of Shares pursuant to the Transaction Offer with respect to any Shares subject thereto which are not purchased pursuant to Section 5.2 by giving written notice (the "Acceptance Notice") to the Transferring Shareholder within ten (10) days after delivery to it of the Owners' Final Notice (the "Co-Sale Option"). Each Acceptance Notice shall indicate the maximum number of Shares the Owner wishes to sell including the number of Shares it would sell if one or more other Owners do not elect to participate in the sale on the terms and conditions stated in the Offer Notice.

                (b) Each Owner shall have the right to sell a portion of its shares of Company Common Stock pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer and available for sale to the Offeror by
(ii) a fraction, the numerator of which is the total number of shares of Company Common Stock owned by such Owner on the date of the Offer Notice (calculated on a fully-diluted basis) and the denominator of which is the total number of shares of Company Common Stock then held by all Owners and the Transferring Shareholder on the date of the Offer Notice (calculated on a fully-diluted basis). To the extent one or more Owners elects not to sell, or fails to exercise its right to sell, the full amount of such Shares which it is entitled to sell pursuant to this Section 5.3, the right of Owners who have elected to sell shares of Company Common Stock shall be increased proportionately based on their relative holdings.

                (c) Within ten (10) days after the date by which the Owners were first required to notify the Transferring Shareholder of their intent to participate, the Transferring Shareholder shall notify each participating Owner of the number of shares of Company Common

Stock held by such Owner that will be included in the sale and the date on which the Transfer pursuant to the Transaction Offer will be consummated, which shall be no later than as provided in Section 5.2(c) above. The Transferring Shareholder shall be permitted to participate in such sale with respect to the Shares subject to the Transaction Offer which were not purchased by the Owners or the Company pursuant to Section 5.2, except to the extent any Owners elect to sell their Shares pursuant to the terms of this Section 5.3.

                (d) Each participating Owner may effect its participation in any Transaction Offer hereunder by delivery to the Offeror, or to the Transferring Shareholder for delivery to the Offeror, of one or more instruments or certificates, properly endorsed for transfer, representing the shares of Company Common Stock it elects to sell therein, provided that each such Owner shall be required to make any representations or warranties or to provide any indemnities in connection therewith as the Transferring Shareholder makes. At the time of consummation of the Transaction Offer, the Offeror shall remit directly to each selling Owner that portion of the sale proceeds to which such Owner is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities). No Shares may be purchased by an Offeror from the Transferring Shareholder unless the Offeror simultaneously purchases from the participating Owners all of the shares of Company Common Stock that they have elected to sell pursuant to this Section 5.3.

                (e) Any Shares held by a Transferring Shareholder which are the subject of the Transaction Offer that the Transferring Shareholder desires to sell following compliance with this Section 5.3 may be sold to the Offeror only during the period specified in Section 5.3(c) and only on terms no more favorable to the Transferring Shareholder than those contained in the Offer Notice. Promptly after such sale, the Transferring Stockholder shall notify the Owners of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by Two Thirds Interest of the Owners. So long as the Offeror is neither a party nor an affiliate or relative of a party to this Agreement, such Offeror shall take the Shares so Transferred free and clear of any further restrictions of this Agreement. In the event that the Transaction Offer is not consummated within the period required by this Section 5.3, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Shareholder once again complies with the provisions of Section 5.2 and this Section 5.3 hereof with respect to such Transaction Offer.

        5.4 Prohibited Transfers. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any such Transferee as one of its shareholders for any purpose.

        5.5 Termination of Last Refusal and Co-Sale Rights. The rights set forth in this Section 5 shall terminate on the closing of the Company's initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act.

                                    SECTION 6

                            Restrictions on Transfer;
           Shareholder's Right of Last Refusal and Co-Sale Provisions

        6.1 Restrictions on Transfer. Holder agrees that it will not, without the prior written consent of the Company and the Shareholder, Transfer all or any portion of the Shares now owned or hereafter acquired by it, except in connection with, and in compliance with the conditions of, Sections 6.2 and 6.3 in each case made in accordance with the procedures set forth therein.

        6.2 Right of Last Refusal. In the event that the Holder receives a bona fide Transaction Offer from an Offeror, Holder may, subject to the provisions of
Section 6.3 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 6.2:

                (a) Holder shall provide an Offer Notice to each of the Shareholder and the Company relating to the Transaction Offer and otherwise comply with the provisions of this Section 6.2 and, if applicable, Section 6.3. Holder's Offer Notice shall constitute an irrevocable offer to sell such Shares to the Shareholder and, if and to the extent the Shareholder does not elect to purchase all of such Shares, the Company, on the basis described below at a purchase price equal to the price contained in, and on the same terms and conditions of, the Transaction Offer. The Offer Notice shall be accompanied by a true copy of the Transaction Offer (if it was submitted to the Holder in writing), which shall identify all material information in connection therewith.

                (b) Upon receipt of an Offer Notice, the Shareholder may elect to accept the offer to sell with respect to any or all of the Shares subject thereto as set forth herein and shall give written notice of such election to the Holder as provided below.

                        Shareholder shall have the right to accept the Transaction Offer by giving notice of such acceptance, indicating as to how many Shares the Shareholder elects to accept the Transaction Offer, to the Holder as provided herein within fifteen (15) days after the deemed receipt of the Offer Notice, which notice shall also indicate the maximum number of Shares subject thereto which the Shareholder is willing to purchase; provided that the Shareholder may elect to exercise the right of last refusal under Section 6.2 with respect to fewer than all of the Shares which are subject to the Transaction Offer. The Company may elect to purchase any or all of the Shares subject to the Transaction Offer which the Shareholder does not elect to purchase, on the same basis and terms as are provided herein with respect to the Shareholder, by giving notice to the Holder (with a copy to the Shareholder) during the ten (10) day period after the deemed receipt by the Company of notice from the Holder indicating the number of such Shares available for purchase by the Company. Following the deemed receipt of such notice from the Company (or the lapse of such ten (10) day period), the Holder shall notify the Shareholder (the "Shareholders' Final Notice") of the number of Shares subject to the Transaction Offer which the Shareholder and the Company did not elect to purchase. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Holder and, if applicable, the Company shall determine the fair market value of such consideration, reasonably and in good faith, and the Shareholder and the Company may exercise their right to purchase under this Section 6.2 by payment of such fair market value in cash or cash equivalents.

                        The number of Shares to be purchased by the Shareholder (and if applicable by the Company) shall be determined as follows: (y) there shall first be allocated to the Shareholder the number of Shares as to which the Shareholder accepted the Transaction Offer, and (z) the balance, if any, not allocated under clause (y) above shall be allocated to the Company if and to the extent it has elected to purchase.

                        The closing for any purchase of Shares by the Shareholder or the Company under this Section 6.2 shall take place within thirty
(30) days after the expiration of the first fifteen (15) day period following the date of the Company's receipt of the Offer Notice at the place and on the date reasonably specified by the Shareholder (as to purchases by the Shareholder) or the Company (as to purchases by the Company).

                (c) In the event that the Shareholder and the Company do not elect to exercise the rights to purchase under Section 6.2 with respect to all of the Shares proposed to be sold, the Holder may sell all of the Shares not so purchased to the Offeror on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 6.3. If the Holder's sale to an Offeror is not consummated in accordance with the terms of the Transaction Offer within the later of (i) one hundred twenty (120) days after the expiration of the right of last refusal under this Section 6.2 and the Co-Sale Option set forth in Section 6.3 below, if applicable, (ii) ninety (90) days after the later of the closings (if any) of the purchase of the Shares by the Shareholder and the Company in accordance with Section 6.2(b) above, and (iii) thirty (30) days after the satisfaction of all governmental approval or filing requirements, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Shareholder and the Company are once again afforded the right of last refusal provided for herein with respect to such Transaction Offer.

        6.3 Co-Sale Option of Shareholder. In the event that Holder receives a Transaction Offer from an Offeror, and the right of last refusal under Section
6.2 is exercised by the Shareholder or the Company as to less than all of the Shares subject to the Transaction Offer, the Holder may Transfer such Shares only pursuant to and in accordance with the following provisions of this Section 6.3:

                (a) Shareholder shall have the right to participate in the Transfer of Shares pursuant to the Transaction Offer with respect to any Shares subject thereto which are not purchased pursuant to Section 6.2 by giving written notice (the "Acceptance Notice") to the Holder within ten (10) days after delivery to it of the Shareholders' Final Notice (the "Shareholder's Co-Sale Option"). Each Acceptance Notice shall indicate the maximum number of Shares the Shareholder wishes to sell.

                (b) Shareholder shall have the right to sell a portion of its shares of Company Common Stock pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer and available for sale to the Offeror by
(ii) a fraction, the numerator of which is the total number of shares of Company Common Stock owned by Shareholder on the date of the Offer Notice and the denominator of which is the total number of shares of Company Common Stock then held by Shareholder and all of the Holders on the date of the Offer Notice.

                (c) Within ten (10) days after the date by which the Shareholder was first required to notify the Holder of its intent to participate, the Holder shall notify the Shareholder of the number of shares of Company Common Stock held by Shareholder that will be included in the sale and the date on which the Transfer pursuant to the Transaction Offer will be consummated, which shall be no later than as provided in Section 6.2(c) above. The Holder shall be permitted to participate in such sale with respect to the Shares subject to the Transaction Offer which were not purchased by the Shareholder or the Company pursuant to Section 6.2, except to the extent Shareholder elects to sell its Shares pursuant to the terms of this Section 6.3.

                (d) Shareholder may effect its participation in any Transaction Offer hereunder by delivery to the Offeror, or to the Holder for delivery to the Offeror, of one or more instruments or certificates, properly endorsed for transfer, representing the shares of Company Common Stock it elects to sell therein, provided that Shareholder shall be required to make any representations or warranties or to provide any indemnities in connection therewith as the Holder makes. At the time of consummation of the Transaction Offer, the Offeror shall remit directly to the Shareholder that portion of the sale proceeds to which the Shareholder is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities). No Shares may be purchased by an Offeror from the Holder unless the Offeror simultaneously purchases from the Shareholder all of the shares of Company Common Stock that it has elected to sell pursuant to this Section 6.3.

                (e) Any Shares held by the Holder which are the subject of the Transaction Offer that the Holder desires to sell following compliance with this
Section 6.3 may be sold to the Offeror only during the period specified in
Section 6.3(c) and only on terms no more favorable to the Holder than those contained in the Offer Notice. Promptly after such sale, the Holder shall notify the Shareholder of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Shareholder. So long as the Offeror is neither a party nor an affiliate or relative of a party to this Agreement, such Offeror shall take the Shares so Transferred free and clear of any further restrictions of this Agreement. In the event that the Transaction Offer is not consummated within the period required by this Section 6.3, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Holder once again complies with the provisions of Section
6.2 and this Section 6.3 hereof with respect to such Transaction Offer.

        6.4 Prohibited Transfers. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any such Transferee as one of its shareholders for any purpose.

        6.5 Termination of Last Refusal and Co-Sale Rights. The rights set forth in this Section 6 shall terminate on the closing of the Company's initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act.

                                    SECTION 7

                            Restrictions on Transfer;
          Company's Right of Last Refusal with respect to the Investors

        7.1 Restrictions on Transfer. Each Investor agrees that it will not, without the prior written consent of the Company Transfer all or any portion of the shares of Common Stock of the Company (the "Shares") now owned or hereafter acquired by it, except in connection with, and in compliance with the conditions of, Sections 7.2 and 7.3 in each case made in accordance with the procedures set forth therein.

        7.2 Right of Last Refusal. In the event that an Investor receives a bona fide offer to purchase all or any portion of the Shares held by such person (a "Transaction Offer") from a third party (the "Offeror"), such Investor (a "Transferring Shareholder") may, subject to the provisions of Section 7.3 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 7.2:

                (a) Such Transferring Shareholder shall cause the Transaction Offer and all of the material terms thereof to be reduced to writing and shall notify the Company of his or its wish to accept the Transaction Offer and otherwise comply with the provisions of this Section 7.2 and, if applicable,
Section 7.3 (such notice, the "Offer Notice"). The Transferring Shareholder's Offer Notice shall constitute an irrevocable offer to sell such Shares to the Company, on the basis described below at a purchase price equal to the price contained in, and on the same terms and conditions of, the Transaction Offer. The Offer Notice shall be accompanied by a true copy of the Transaction Offer (if it was submitted to the Transferring Shareholder in writing), which shall identify all material information in connection therewith.

                (b) Upon the deemed receipt of an Offer Notice, the Company may elect to accept the offer to sell with respect to all (but not less than all) of the Shares subject thereto as set forth herein and shall give written notice of such election to the Transferring Shareholder as provided below. The Company shall have the right to accept the Transaction Offer by giving notice of such acceptance within five (5) days after receipt of the Offer Notice. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Transferring Shareholder shall determine the fair market value of such consideration, reasonably and in good faith, and the Company may exercise its right to purchase under this Section 7.2 by payment of such fair market value in cash or cash equivalents. The closing for any purchase of Shares by Company under this Section 7.2 shall take place immediately upon acceptance by the Company of such Offer Notice at the place and on the date reasonably specified by the Transferring Shareholder.

                (c) In the event that the Company does not elect to exercise the rights to purchase under Section 7.2 with respect to all of the Shares proposed to be sold, the Transferring Shareholder may sell all of the Shares not so purchased to the Offeror on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 7.3. If the Transferring Shareholder's sale to an Offeror is not consummated in accordance with the terms of the Transaction Offer within the later of (i) one hundred twenty (120) days after the expiration of the right of last refusal under this Section 7.2, and
(ii) thirty (30) days after the satisfaction of all governmental approval or filing requirements, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Company is once again afforded the right of last refusal provided for herein with respect to such Transaction Offer.

        7.3 Prohibited Transfers. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any such Transferee as one of its shareholders for any purpose.

        7.4 Termination of Last Refusal. The rights set forth in this Section 7 shall terminate on the closing of the Company's initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act.

                                    SECTION 8

                                  Miscellaneous

        8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Utah, as if entered into by and between Utah residents exclusively for performance entirely within Utah.

        8.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        8.3 Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Owners representing at least seventy-five percent (75%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Owners, but in no event shall the obligation of any Owner hereunder be materially increased, except upon the written consent of such Owner.

        8.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile, or delivered personally by hand or nationally recognized courier addressed (a) if to an Owner, at such addresses as indicated on the signature pages hereto, or at such other address or addresses as such Owner or permitted assignee shall have furnished to the Company in writing, (b) if to the Company, at 240 West Center Street, Orem, Utah 84057, Attn: President, or at such other address as the Company shall have furnished to each Owner in writing, or (c) if the Shareholder to 240 West Center Street, Orem, Utah 84057, Attn: Raymond Noorda, with a copy to Ralph Yarro, or such other address as the Shareholder shall have furnished to each Owner in writing. All such notices and other written communications shall be deemed received (i) if mailed, three (3) days after mailing, (ii) if delivered, upon delivery or (iii) if sent by facsimile, one (1) day after facsimile confirmation.

        8.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Owner, upon any breach or default of the Company or Shareholder under this Agreement shall impair any such right, power or remedy of such Owner nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Owner of any breach or default under this Agreement or any waiver on the part of any Owner of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Owner, shall be cumulative and not alternative.

        8.6 Rights; Separability. Unless otherwise expressly provided herein, an Owner's rights hereunder are several rights, not rights jointly held with any of the other Owners. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        8.7 [INTENTIONALLY DELETED]

        8.8 Information Confidential. Each Owner acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally, such Owner is required to disclose such information by a governmental body, such Owner previously had such information or such Owner has independently developed such information.

        8.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        8.11 Aggregation of Shares. Notwithstanding anything to the contrary contained herein, an Owner may, for the purpose of exercising any right herein, the exercise of which is conditioned upon such Owner holding a minimum number of shares of Registrable Securities, aggregate all such shares of Registrable Securities owned by such Owner and its affiliates, partners or members to meet or otherwise satisfy such minimum holding requirement.



                                    * * * * *

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors Rights Agreement as of the date first above written.


                                            CALDERA SYSTEMS, INC., A UTAH
                                            CORPORATION



                                            By:
                                               ---------------------------------
                                               Name: Ransom H. Love
                                               Title: President




                                            THE CANOPY GROUP, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:




                                            MTI TECHNOLOGY CORPORATION



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            CHICAGO VENTURE PARTNERS, L.P.

                                            By: Chicago Venture Management,
                                                L.L.C.
                                            Its:  General Partner

                                            By:  CVM, Inc.
                                            Its:   Manager

                                            By:
                                               ---------------------------------
                                               Name: John Fife
                                               Title: President

                                            CHICAGO VENTURE PARTNERS B, L.L.C.

                                            By: Burlington Investments, Inc.
                                            Its: Manager

                                            By:
                                               ---------------------------------
                                               Name: John Fife
                                               Title: President


                                            EGAN MANAGED-CAPITAL, L.P.

                                            By: EMC Partners, L.P.
                                            Its:  General Partner


                                            By:
                                               ---------------------------------
                                               Name: Michael H. Shanahan
                                               Title: General Partner



                                            ENSIGN PEAK ADVISORS, INC.


                                            By:
                                               ---------------------------------
                                               Name: F. James Cowan
                                               Title: Senior Vice President





                                            THE SANTA CRUZ OPERATION, INC.


                                            By:
                                               ---------------------------------
                                               Name: Jenny Twaddle
                                               Title:  Acting CFO and Corporate
                                                       Controller

                                            SUN MICROSYSTEMS, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            NOVELL, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            CITRIX SYSTEMS, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            ARISTA CAPITAL PARTNERS, L.P.

                                            By: Arista Capital Management,
                                                L.L.C.
                                            Its: General Partner

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            BAYVIEW 99 I, L.P.

                                            By: Bayview 99 GP, LLC
                                            Its:  General Partner

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            BAYVIEW 99 II, L.P.

                                            By: Bayview 99 GP, LLC
                                            Its:  General Partner

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:




                                            BRILLIANT WORLD LIMITED


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: